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                                                                    EXHIBIT 10.9


                       FMC 1995 MANAGEMENT INCENTIVE PLAN


1. PURPOSE OF THE PLAN

The purpose of the FMC 1995 Management Incentive Plan is to promote the long-term performance of FMC by (i) providing long-term incentives in cash and common stock of FMC to key management employees of FMC and its subsidiaries, (ii) assisting in attracting and retaining as employees persons whose abilities, experience and judgment have contributed and will continue to contribute to the financial success and progress of FMC, and (iii) aligning the identity of interests of those employees and FMC's shareholders.


2. DEFINITIONS

(a) "Award" means a Three Year Incentive Award or an Incentive Benefit.

(b) "Board of Directors" means the Board of Directors of FMC as it may be constituted from time to time.

(c) "CEO" means the Chief Executive Officer of FMC.

(d) "Code" means the Internal Revenue Code of 1986, as amended.

(e) "Committee" means the Compensation and Organization Committee of the Board of Directors.

(f) "Common Stock" means the common stock of FMC.

(g) "Date of Grant" means the date which is designated by the Committee as the date of grant of an Award.

(h) "Disability" means complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed when such disability commenced.

(i) "Disinterested Person" means any member of the Board of Directors who, at the time discretion under the Plan is exercised, has not at any time within one year prior thereto received grants or awards of equity securities under the Plan or any other plan of FMC or any of its
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affiliates (as that term is used in the Exchange Act) except as provided in Rule
16b-3(c)(2)(i), and is not selected as a person to whom equity securities may be allocated or granted pursuant to any other plan of FMC or any of its affiliates (as that term is used in the Exchange Act) entitling the participants therein to acquire equity securities of FMC or of any such affiliates except as provided in Rule 16b-3(c)(2)(i).

(j) "Employee" means any person employed by the FMC Companies.

(k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(l) "Fair Market Value" means the closing price of a share of Common Stock on a specified date as reported in the New York Stock Exchange Composite Transactions for such date, or such other measurement of value as may be specified by the Committee from time to time.

(m) "Financial Objective" means Net Contribution.

(n) "FMC" means FMC Corporation.

(o) "FMC Company" or "FMC Companies" means FMC and each Subsidiary Company.

(p) "Incentive Benefit" means an Award granted pursuant to Section 8.

(q) "Net Contribution" means for a business unit, operating profit after tax less the product of 11.5% (the capital charge) and the unit's Capital Employed (operating working capital plus net property, plant and equipment).

(r) "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

(s) "Parent Corporation" means a corporation which, with respect to another corporation, is a parent corporation within the meaning of Section 424(e) of the Code.

(t) "Participant" means an Employee who has received an Award which has not been exercised, paid cancelled or forfeited and which has not expired.

(u) "Plan" means the FMC 1995 Management Incentive Plan.

(v) "Plan Year" means each calendar year commencing on or after January 1, 1995.
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(w) "Restricted Stock" means Common Stock payable as part of an Award which is subject to a restriction period before it is paid to a Participant, and such other restrictions as may be specified by the Committee at the time the Award is granted.

(x) "Subsidiary Company" means (i) any corporation the majority of the voting power of all classes of stock entitled to vote or the majority of the total value of shares of all classes of stock of which is owned, directly or indirectly, by FMC, or (ii) any trade or business other than a corporation the majority of the profits interest, capital interest or actuarial interest of which is owned, directly or indirectly, by FMC.

(y) "Subsidiary Corporation" means a corporation or other entity that, with respect to another corporation, is a subsidiary corporation within the meaning of Section 424(f) of the Code.

(z) "Three-Year Incentive Award" means an award payable in cash and either Common Stock or Restricted Stock based on achievement of a Participant's unit's Financial Objectives over a Three-Year Period.

(aa) "Three-Year Incentive Target Bonus" means the target bonus established for each Participant which is the basis for the Participant's Three-Year Incentive Award.

(ab) "Three-Year Period" means a period of three years commencing on January 1 of each Plan Year.


3. ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Committee, the composition of which shall consist of not less than two members of the Board of Directors who are Disinterested Persons, and otherwise satisfy the provisions of Rule 16b-3 of the General Rules and Regulations under the Exchange Act or any successor to such rule. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board of Directors, the Committee shall have the authority and discretion to interpret the Plan, to establish and revise rules and regulations relating to the Plan, and to make any other determinations that it believes necessary or advisable for the administration of the Plan. Decisions and determinations by the Committee shall be final and binding on all persons. Notwithstanding anything to the contrary contained in the Plan, the Board of Directors shall also have all power and authority to
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perform any act granted to the Committee pursuant to the Plan.


4. PARTICIPATION

Participants shall be determined by the Committee, in its sole discretion, from Employees who, in the Committee's judgment, have a significant opportunity to influence the growth of FMC or whose outstanding performance or potential merit further incentive and reward for continued employment and accomplishment.


5. SHARES OF COMMON STOCK SUBJECT TO THE PLAN

Subject to adjustment pursuant to Section 9, at no time may the sum of (a) the number of shares of Common Stock issued in payment of Awards and subject to outstanding Awards under this Plan and (b) the number of shares of Common Stock issued or subject to outstanding options under the FMC 1995 Stock Option Plan exceed 3.0 million. In the event that any outstanding Award for any reason expires, terminates, is cancelled or forfeited, without having been exercised or otherwise realized in full, the shares of Common Stock allocable to the expired, terminated, cancelled or forfeited portion of such Award shall (unless the Plan shall have been terminated) become available for subsequent grants of Awards.


6. THREE-YEAR INCENTIVE AWARDS

(a) Financial Objectives. The Committee, after consultation with the CEO, shall establish the Financial Objective for each unit for each Three-Year Period. A Three Year Incentive Target Bonus shall be established by the CEO for each Participant.

(b) Individual Awards. Following the close of each Three-Year Period, the Committee shall evaluate the performance of each unit against the unit's Financial Objective for the Three-Year Period, and certify a rating of zero to three for the unit. A Participant's Three-Year Incentive Award shall be the product of the rating for the Participant's unit and Three-Year Incentive Target Bonus.

(c) Form and Time of Payment

   (i) Form. Each Three-Year Incentive Award will be paid partly in cash and partly in either Common Stock that is
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   not Restricted Stock or Restricted Stock, as elected by the Participant;
   provided, however, that if a Participant is covered by FMC's Stock Ownership Policy and such Participant LOGO does not own a sufficient amount of Common Stock under the Stock Ownership Policy guidelines, such Participant shall receive the stock portion of the Three-Year Incentive Award in Restricted Stock. The number of shares of stock payable shall be equal to (A) the quotient of the stock portion of the Participant's Three-Year Incentive Award divided by the Fair Market Value on the last day of the Three-Year Period to which the award relates plus (B) 20 percent of the quotient in (A) provided that, if the Participant receives Common Stock that is not restricted, the number of shares payable shall be reduced by one-sixth. The portion of the Three-Year Incentive Award to be paid in cash and in stock shall be as determined by the Committee at the date of grant of the Award.

   (ii) Timing. Payment of the portion of each Three-Year Incentive Award payable in cash or Common Stock that is not Restricted Stock shall be made, without interest, as soon as practicable after the close of the Three-Year Period to which such award relates. Payment of any portion of a Three-Year Incentive Award payable in Restricted Stock will be made as soon as practicable following the close of three years after the end of the Three-Year Period to which such award relates.

(d) Special Rules for Transition Period. Each Participant in the 1995 and/or 1996 Plan Years shall receive a draw against the Three-Year Incentive Award otherwise payable for the Three-Year Periods beginning January 1, 1995 and/or January 1, 1996. The amount of such draw shall be paid in cash and shall equal the target bonus amount under the BPF portion of the prior plan. Such Participant's Three-Year Incentive Award, if any, for the Three-Year Periods beginning in 1995 and/or in 1996 shall be reduced (but not below zero) by the amount of such draw.

(e) Transfers Between Units. If a Participant transfers employment from one unit to another during a Three-Year Period, the Participant's Three-Year Incentive Award shall be prorated based on the proportion of time spent in each unit in which the Participant has spent at least six months.


7. TERMINATION OF EMPLOYMENT

(a) During Award Period. Subject to meeting the performance goals, a Participant shall be entitled to receive payment
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of a Three-Year Incentive Award only if employment with the FMC Companies continues uninterrupted from the first day of participation in the Award to the earlier of (i) the last day of the applicable period, (ii) normal retirement under the FMC Salaried Employees' Retirement Plan or any successor plan, (iii) early retirement at the request of FMC, (iv) death, or (v) Disability. Subject to meeting the performance goals, earlier termination of employment will result in automatic cancellation and forfeiture of the Award, provided that the Committee may, if it believes circumstances warrant such action, authorize payment of all or a portion of any Award that would otherwise be forfeited pursuant to this section.

(b) During Restriction Period For Restricted Stock. Notwithstanding paragraph
(a) of this section, if a Participant receives Restricted Stock and employment with the FMC Companies is terminated for any reason other than the reasons contained in (ii), (iii), (iv) or (v) of paragraph (a) prior to the conclusion of the three-year restriction period for such Restricted Stock, the Participant shall receive a number of shares equal to the product of (i) five-sixths of the number of shares of Restricted Stock payable under Section 7(c)(i)(B) and (ii) a fraction the numerator of which is the number of days between the end of the applicable Three-Year Period and the termination of employment and the denominator of which is 1,095, and the balance of the stock portion of the Award shall be forfeited.


8. INCENTIVE BENEFITS

In addition to Three-Year Incentive Awards, the Committee may, at its discretion, create and grant such Incentive Benefits as it believes are desirable (including by way of illustration and not by way of limitation, stock appreciation rights, stock bonus and restricted stock awards), provided that:

   (a) any Incentive Benefits shall be governed by the terms of the Plan as in effect on the Date of Grant of such Incentive Benefits, and for such purpose, notwithstanding the provisions of Section 15, the Committee may amend the Plan to create and describe Incentive Benefits and the governing terms thereof;

   (b) the creation of Incentive Benefits may not, without stockholder approval,
   (i) increase the total number of shares of Common Stock issuable under the Plan, or (ii) materially modify the requirements as to eligibility for participation in the Plan;
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   (c) the Committee shall not have the power to create and grant Incentive
   Benefits that would result in the grant of a prohibited tandem stock option or other prohibited tandem arrangement, with respect to any Incentive Stock Options, as described in applicable regulations under Section 422 of the Code, and

   (d) with respect to grants and awards to persons subject to Section 16(b) of the Exchange Act, Incentive Benefits granted or awarded shall have such terms and conditions as will comply with Rule 16b-3 or other similar rules.


9. DILUTION AND OTHER ADJUSTMENTS

In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spinoff, reorganization, combination or exchange of shares or other similar corporate change, the Committee shall make such adjustments, if any, as it in its sole discretion deems equitable (a) in the number of shares of Common Stock that may be issued under the Plan in payment of any Award, or (b) in the Financial Objectives during any Three Year Period from which the requisite performance levels are calculated, such adjustments to be conclusive and binding upon all parties concerned. The Committee may also make adjustments, to the extent it deems appropriate, in a unit's performance goals during and after any Three-Year Period to compensate for or reflect any significant changes that may have occurred during such Three-Year Period in accounting practices, tax laws or other laws or regulations which alter or affect the unit's performance, actual economic conditions, such as inflation, when contrasted with the assumptions underlying the unit's performance goals or changes resulting from corporate restructuring including without limitation, acquisitions and divestitures.


10. CHANGE OF CONTROL

If, while any Awards remain outstanding under the Plan_

   (a) the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange
   Act) of securities representing more than 20 percent of the combined voting power of FMC is acquired by a "person" as defined in Sections 13(d) and 14(d) of the Exchange Act (other than FMC, any trustee or other fiduciary holding securities under an employee
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   benefit plan of FMC or an affiliate thereof, or any corporation owned, directly or indirectly, by the stockholders of FMC in substantially the same proportions as their ownership of stock of FMC), or

   (b) the stockholders of FMC approve a definitive agreement to merge or consolidate FMC with or into another company (other than a merger or consolidation which would result in the voting securities of FMC outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80 percent of the combined voting power of the voting securities of FMC or such surviving entity outstanding immediately after such merger or consolidation), or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation, or

   (c) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors any new director (other than a director designated by a person who has entered into an agreement with FMC to effect a transaction described in paragraph (a) or (b) of this section) whose election by the Board of Directors or nomination for election by FMC's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, then from and after the date on which public announcement of the acquisition of such percentage shall have been made, or the date of any such stockholder approval or adoption, or the date on which the change in the composition of the Board of Directors set forth above shall have occurred, whichever is applicable, the full value of each outstanding Award shall become exercisable and/or fully vested and shall be paid in full to the Participant as soon as practicable following the date of such event.


11. CANCELLATION OF AWARDS

The Committee may cancel all or any part of an Award with the written consent of the Participant holding such Award. In the event of any cancellation, all rights of the former Participant in respect of such cancelled Award shall terminate.
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12. MISCELLANEOUS PROVISIONS

(a) Assignment and Transfer. Awards shall not be transferable other than by will or the laws of descent and distribution and Awards may be exercised or otherwise realized, during the lifetime of the grantee, only by the grantee or by his or her guardian or legal representative.

(b) No Right to Awards or Employment. No Employee or other person shall have any claim or right to be granted an Award, nor shall any Participant have a right to receive payment of an Award in any form other than as the Committee shall approve. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee or Participant any right to be retained in the employ of any FMC Company.

(c) Taxes. The FMC Companies shall have the right to deduct from payment of an Award any taxes required by law to be withheld from an Employee with respect to such payment and, in the case of Awards paid in Common Stock the Employee or other person receiving such stock shall be required to pay to the FMC Companies the amount of any taxes required to be withheld from an Employee with respect to such stock.

(d) Securities Laws. Each Award shall be subject to the condition that such Award may not be exercised or paid if the Committee determines that the sale of securities upon exercise or payment of such Award may violate the Securities Act of 1933 or any other law or requirement of any governmental authority. FMC shall not be deemed by any reason of the granting of any Award to have any obligation to register the shares subject to such Award under the Securities Act of 1933 or to maintain in effect any registration of such shares which may be made at any time under the Securities Act of 1933.

(e) Premature Termination. FMC shall not be obligated to make any payment of cash or Common Stock (or have any other obligation or liability) under any Award if the Committee shall determine that (i) the employment of the holder of such Award with any FMC Company shall have been terminated for good cause, or (ii) the holder of such Award shall have engaged or may engage in employment or activities competitive with the FMC Companies or contrary, in the opinion of the Committee, to the best interests of the FMC Companies. After any such determination the holder of such Award shall have no right under any such Award (regardless of whether such holder shall have delivered a notice of exercise prior to the making of such determination) to receive any payment or purchase any shares at any time
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unless such determination shall be rescinded by the Committee. Any Award may be terminated entirely by the Committee at the time of or any time subsequent to a determination by the Committee under this section which has the effect of eliminating FMC's obligation to pay such Award or sell or deliver shares under such Option.

(f) Severability. Whenever possible, each provision in the Plan and in every Award shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan or any Award shall be held to be prohibited by or invalid under applicable law then (i) such provision shall be deemed amended to, and to have contained from the outset such language shall be necessary to, accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (ii) all other provisions of the Plan and every Award shall remain in full force and effect.

(g) No Strict Construction. No rule of strict construction shall be applied against FMC, the Committee or any other person in the interpretation of any of the terms of the Plan, any Award or any rule or procedure established by the Committee.

(h) Stockholder Rights. A Participant shall not have any dividend, voting or other stockholder rights by reason of an Award prior to the issuance of any Common Stock pursuant to such Award.

(i) Governing Law. The Plan shall be governed by and construed in accordance with the laws of the United States of America and, to the extent not inconsistent therewith, by the laws of the State of Illinois.


13. AMENDMENT AND TERMINATION

(a) Amendment. The Board of Directors may at any time amend, suspend or terminate the Plan, provided that no such action shall adversely affect any rights under any Award theretofore granted or change the objectives or other measure of performance applicable to an Award in a manner adverse to Participants in accordance with Section 9. No amendment may, without stockholder approval in accordance with Section 14, increase the total number of shares of Common Stock issuable under the Plan.

(b) Termination. The right to grant further Awards shall terminate automatically upon the granting of such Awards which, together with shares of Common Stock previously issued and/or subject to outstanding Awards, equals the
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maximum authorized under the Plan, subject to additional shares of Common Stock becoming available for Awards by reason of forfeitures or cancellations of earlier Awards.


14. EFFECTIVE DATE OF THE PLAN

The Plan shall become effective as of January 1, 1995, subject to approval by the affirmative vote of the holders of a majority of the securities of FMC present, or represented, and entitled to vote at the next annual meeting of the stockholders of FMC.